Exhibit 23


                          Independent Auditors' Consent


IDACORP, Inc.

   We consent to the incorporation by reference in this Registration Statement of IDACORP, Inc. on Form S-8 of our reports dated January 29, 1999 and May 14, 1999, appearing in the Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 1998 and in the Annual Report on Form 11-K of Idaho Power Company Employee Savings Plan for the year ended December 31, 1998, respectively.



Deloitte & Touche LLP
October 20, 1999
Boise, Idaho